Exhibit 99.1   NEWS RELEASE

As previously announced, TDS will hold a teleconference May 1, 2020, at 9:00 a.m. CDT. Listen to the call live via the Events & Presentations page of investors.tdsinc.com.
 FOR IMMEDIATE RELEASE
TDS reports first quarter 2020 results
Continuing to provide outstanding communications services to our customers

CHICAGO (April 30, 2020) — Telephone and Data Systems, Inc. (NYSE:TDS) reported total operating revenues of $1,261 million for the first quarter of 2020, versus $1,257 million for the same period one year ago. Net income attributable to TDS shareholders and related diluted earnings per share were $69 million and $0.59, respectively, for the first quarter of 2020 compared to $59 million and $0.50, respectively, in the same period one year ago.
"The TDS Enterprise and its family of companies remain strong in this time of the COVID-19 pandemic and great economic uncertainty," said LeRoy T. Carlson, Jr., TDS President and CEO. "We are continuing to provide critical communications and data services that our customers and communities, especially in underserved areas, depend on. U.S. Cellular and TDS Telecom have risen to meet the business challenges of this national health crisis, by putting people - our associates, their families and our customers - first, and by keeping our operations and networks performing at very high levels.

"U.S. Cellular continues to provide high-quality wireless connectivity. The majority of our stores remain open, with modified store hours, and safety measures including social distancing implemented. Most of our customer care center employees are now working from home, while still maintaining the exceptional service U.S. Cellular is known for. U.S. Cellular is successfully meeting increased demands for capacity on its network, with both data and voice traffic increasing. Our network modernization program continues, adding capacity and speed, launching 5G services commercially, and preparing for remaining VoLTE deployments. U.S. Cellular’s financial results this quarter were solid, including a tax benefit resulting from the CARES Act, partially offset by an incremental allowance to cover anticipated higher levels of bad debt. There may be near-term impacts from the pandemic, including lower store traffic and customer growth. Our number one priority is to continue to adapt to meet the wireless needs of the communities and customers we serve. At the same time, we are planning for the return to a more stable future environment and continuing to execute on our strategic priorities.

"TDS Telecom is experiencing strong demand for wired broadband services as many customers work from home. At this time TDS Telecom is successfully meeting the significant demand for higher speeds as well as increased network capacity across its footprint. To keep customers and field service technicians safe, procedures have been implemented to minimize the amount of work technicians do within the home and we are using self-service and remote assistance techniques to complete both installs and repairs. TDS Telecom continues to move forward with fiber deployment in our out-of-territory expansion markets.

"At TDS, we have a good financial foundation. We continue to maintain a strong balance sheet with ample liquidity. We closely monitor leading indicators like customer receipts and accounts receivable aging. We have enhanced our liquidity position to provide near term capital spending."

2020 Estimated Results

TDS’ current estimates of full-year 2020 results for U.S. Cellular and TDS Telecom are shown below. Such estimates represent management’s view as of April 30, 2020 and should not be assumed to be current as of any future date. TDS undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results, especially in light of the uncertainty created by the COVID-19 pandemic.

2020 Estimated Results

U.S. Cellular	Previous	Current
(Dollars in millions)
Service revenues	$3,000-$3,100	Unchanged
Adjusted OIBDA[1]	$775-$900	$725-$850
Adjusted EBITDA[1]	$950-$1,075	$900-$1,025
Capital expenditures	$850-$950	Unchanged

TDS Telecom	Previous	Current
(Dollars in millions)
Total operating revenues	$950-$1,000	Unchanged
Adjusted OIBDA[1]	$280-$310	Unchanged
Adjusted EBITDA[1]	$290-$320	Unchanged
Capital expenditures	$300-$350	Unchanged

The following tables provide reconciliations of Net income to Adjusted OIBDA and Adjusted EBITDA for 2020 estimated results, actual results for the three months ended March 31, 2020, and actual results for the year ended December 31, 2019. In providing 2020 estimated results, TDS has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, TDS believes that the impact of income taxes cannot be reasonably predicted; therefore, TDS is unable to provide such guidance.

	2020 Estimated Results
	U.S. Cellular	TDS Telecom
(Dollars in millions)
Net income (GAAP)	N/A	N/A
Add back:
Income tax expense	N/A	N/A
Income before income taxes (GAAP)	$80-$205	$80-$110
Add back:
Interest expense	110	—
Depreciation, amortization and accretion expense	690	210
EBITDA (Non-GAAP)[1]	$880-$1,005	$290-$320
Add back or deduct:
(Gain) loss on asset disposals, net	20	—
Adjusted EBITDA (Non-GAAP)[1]	$900-$1,025	$290-$320
Deduct:
Equity in earnings of unconsolidated entities	165	—
Interest and dividend income	10	10
Adjusted OIBDA (Non-GAAP)[1]	$725-$850	$280-$310

	Actual Results
	Three Months Ended March 31, 2020		Year Ended December 31, 2019
	U.S. Cellular	TDS Telecom	U.S. Cellular	TDS Telecom
(Dollars in millions)
Net income (GAAP)	$72	$28	$133	$92
Add back:
Income tax expense	4	4	52	30
Income before income taxes (GAAP)	$76	$31	$185	$122
Add back:
Interest expense	24	(1)	110	(3)
Depreciation, amortization and accretion expense	177	52	702	200
EBITDA (Non-GAAP)[1]	$277	$82	$997	$320
Add back or deduct:
(Gain) loss on asset disposals, net	4	—	19	(7)
(Gain) loss on sale of business and other exit costs, net	—	—	(1)	—
Adjusted EBITDA (Non-GAAP)[1]	$281	$82	$1,015	$313
Deduct:
Equity in earnings of unconsolidated entities	45	—	166	—
Interest and dividend income	4	2	17	12
Other, net	1	—	—	—
Adjusted OIBDA (Non-GAAP)[1]	$231	$80	$832	$300
Numbers may not foot due to rounding.

[1]
EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. TDS does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of TDS’ operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of TDS’ financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for March 31, 2020, can be found on TDS' website at investors.tdsinc.com.

Conference Call Information
TDS will hold a conference call on May 1, 2020 at 9:00 a.m. Central Time.

▪	Access the live call on the Events & Presentations page of investors.tdsinc.com or at
https://www.webcaster4.com/Webcast/Page/1145/34504

▪	Access the call by phone at (833) 968-2187, conference ID: 1267888.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.tdsinc.com. The call will be archived on the Events & Presentations page of investors.tdsinc.com.
About TDS
Telephone and Data Systems, Inc. (TDS), a Fortune 1000® company, provides wireless; cable and wireline broadband, video and voice; and hosted and managed services to approximately 6 million connections nationwide through its businesses, U.S. Cellular, TDS Telecom, BendBroadband and OneNeck IT Solutions. Founded in 1969 and headquartered in Chicago, TDS employed 9,400 people as of March 31, 2020.
Visit investors.tdsinc.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.
Contacts
Jane W. McCahon, Senior Vice President - Corporate Relations and Corporate Secretary
312-592-5379
jane.mccahon@tdsinc.com

Julie D. Mathews, IRC, Director - Investor Relations
312-592-5341
julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the impact, duration and severity of the COVID-19 pandemic; intense competition; the ability to execute TDS’ business strategy; uncertainties in TDS’ future cash flows and liquidity and access to the capital markets; the ability to make payments on TDS and U.S. Cellular indebtedness or comply with the terms of debt covenants; impacts of any pending acquisitions/divestitures/exchanges of properties and/or licenses, including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transactions and the financial impacts of such transactions; the ability of the company to successfully manage and grow its markets; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings of TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; pending and future litigation; changes in income tax rates, laws, regulations or rulings; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of wireless devices, or the mix of services and products offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by TDS to furnish this press release to the Securities and Exchange Commission, which are incorporated by reference herein.

The impact of the COVID-19 pandemic on TDS' business is uncertain, but depending on its duration and severity it could have a material adverse effect on TDS' business, financial condition or results of operations.

The impact of the recent global spread of COVID-19 on TDS' future operations is uncertain. Public health emergencies, such as COVID-19, pose the risk that TDS or its associates, agents, partners and suppliers may be unable to conduct business activities for an extended period of time and/or provide the level of service expected. TDS' ability to attract customers, maintain adequate supply chain and execute on its business strategies and initiatives could be negatively impacted by this outbreak. Additionally, COVID-19 has caused and could continue to cause increased unemployment, economic downturn and credit market deterioration, all of which could negatively impact TDS. The extent of the impact of COVID-19 on TDS' business, financial condition and results of operations will depend on future circumstances, including the severity of the disease, the duration of the outbreak, actions taken by governmental authorities and other possible direct and indirect consequences, all of which are uncertain and cannot be predicted.

For more information about TDS and its subsidiaries, visit:
TDS: www.tdsinc.com
U.S. Cellular: www.uscellular.com
TDS Telecom: www.tdstelecom.com
OneNeck IT Solutions: www.oneneck.com

United States Cellular Corporation
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Retail Connections
Postpaid
Total at end of period	4,359,000	4,383,000	4,395,000	4,414,000	4,440,000
Gross additions	132,000	170,000	163,000	137,000	137,000
Feature phones	2,000	2,000	3,000	5,000	4,000
Smartphones	88,000	128,000	121,000	97,000	98,000
Connected devices	42,000	40,000	39,000	35,000	35,000
Net additions (losses)	(26,000)	(12,000)	(19,000)	(26,000)	(32,000)
Feature phones	(10,000)	(11,000)	(11,000)	(10,000)	(13,000)
Smartphones	(10,000)	13,000	9,000	(1,000)	(1,000)
Connected devices	(6,000)	(14,000)	(17,000)	(15,000)	(18,000)
ARPU[1]	$47.23	$46.57	$46.16	$45.90	$45.44
ARPA[2]	$122.92	$120.99	$119.87	$119.46	$118.84
Churn rate[3]	1.21%	1.38%	1.38%	1.23%	1.26%
Handsets	0.95%	1.11%	1.09%	0.97%	0.99%
Connected devices	3.11%	3.44%	3.44%	3.01%	3.08%
Prepaid
Total at end of period	494,000	506,000	510,000	500,000	503,000
Gross additions	57,000	63,000	70,000	61,000	61,000
Net additions (losses)	(12,000)	(3,000)	9,000	(2,000)	(13,000)
ARPU[1]	$34.07	$34.11	$34.35	$34.43	$33.44
Churn rate[3]	4.67%	4.40%	4.03%	4.20%	4.92%
Total connections at end of period[4]	4,903,000	4,941,000	4,957,000	4,967,000	4,995,000
Market penetration at end of period
Consolidated operating population	31,292,000	30,740,000	31,310,000	31,310,000	31,310,000
Consolidated operating penetration[5]	16%	16%	16%	16%	16%
Capital expenditures (millions)	$236	$243	$170	$195	$102
Total cell sites in service	6,629	6,578	6,554	6,535	6,506
Owned towers	4,184	4,166	4,123	4,116	4,106

[1]
Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:

•	Postpaid ARPU consists of total postpaid service revenues and postpaid connections.

•	Prepaid ARPU consists of total prepaid service revenues and prepaid connections.

[2]	Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.

[3]	Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.

[4]	Includes reseller and other connections.

[5]	Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total population of consolidated operating markets as estimated by Nielsen.

TDS Telecom
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
TDS Telecom
Wireline
Residential connections
Voice[1]	259,100	262,100	266,100	269,000	271,100
Broadband[2]	242,700	241,300	242,200	240,200	236,100
Video[3]	59,000	58,500	57,300	56,200	54,300
Wireline residential connections	560,700	561,900	565,600	565,500	561,500

Total residential revenue per connection[4]	$50.12	$49.11	$49.02	$47.88	$48.16

Commercial connections
Voice[1]	114,400	117,800	121,200	124,200	127,300
Broadband[2]	20,500	20,400	20,600	20,600	20,400
managedIP[5]	118,300	121,200	124,500	128,300	132,000
Video[3]	100	100	400	400	400
Wireline commercial connections	253,400	259,600	266,600	273,500	280,100

Total Wireline connections	814,200	821,500	832,300	839,000	841,500

Cable
Cable residential and commercial connections
Broadband[6]	196,800	193,500	174,900	172,600	171,100
Video[7]	105,100	106,600	98,000	100,300	101,400
Voice[8]	68,900	69,500	63,900	64,800	65,400
managedIP[5]	1,400	1,300	1,200	1,100	1,100
Total Cable connections	372,300	370,900	338,000	338,900	339,000
Numbers may not foot due to rounding.

[1]	The individual circuits connecting a customer to Wireline’s central office facilities that provide voice services.

[2]	The number of Wireline customers provided high-capacity data circuits via various technologies, including DSL and dedicated internet circuit technologies.

[3]	The number of Wireline customers provided video services.

[4]
Total residential revenue per connection is calculated by dividing total Wireline residential revenue by the average number of Wireline residential connections and by the number of months in the period.

[5]	The number of telephone handsets, data lines and IP trunks providing communications using IP networking technology.

[6]	Billable number of lines into a building for high-speed data services.

[7]
Generally, a home or business receiving video programming counts as one video connection. In counting bulk residential or commercial connections, such as an apartment building or hotel, connections are counted based on the number of units/rooms within the building receiving service.

[8]	Billable number of lines into a building for voice services.

TDS Telecom
Capital Expenditures (Unaudited)
Quarter Ended	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
(Dollars in millions)
Wireline	$39	$98	$61	$55	$29
Cable	15	26	20	15	13
Total TDS Telecom	$54	$124	$81	$70	$42

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended March 31,
	2020	2019	2020 vs. 2019
(Dollars and shares in millions, except per share amounts)
Operating revenues
U.S. Cellular	$963	$966	–
TDS Telecom	240	230	4%
All Other[1]	58	61	(5)%
	1,261	1,257	–
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	732	735	–
Depreciation, amortization and accretion	177	169	5%
(Gain) loss on asset disposals, net	4	2	72%
(Gain) loss on sale of business and other exit costs, net	—	(2)	N/M
(Gain) loss on license sales and exchanges, net	—	(2)	N/M
	913	902	1%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	160	150	7%
Depreciation, amortization and accretion	52	50	2%
(Gain) loss on asset disposals, net	—	(7)	N/M
	212	193	10%
All Other[1]
Expenses excluding depreciation and amortization	58	60	(4)%
Depreciation and amortization	6	8	(23)%
	64	68	(6)%
Total operating expenses	1,189	1,163	2%
Operating income (loss)
U.S. Cellular	50	64	(22)%
TDS Telecom	28	37	(23)%
All Other[1]	(6)	(7)	10%
	72	94	(23)%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	45	44	3%
Interest and dividend income	6	9	(30)%
Interest expense	(37)	(43)	14%
Total investment and other income	14	10	41%
Income before income taxes	86	104	(17)%
Income tax expense	3	34	(89)%
Net income	83	70	18%
Less: Net income attributable to noncontrolling interests, net of tax	14	11	25%
Net income attributable to TDS shareholders	$69	$59	17%

Basic weighted average shares outstanding	115	114	1%
Basic earnings per share attributable to TDS shareholders	$0.60	$0.52	16%

Diluted weighted average shares outstanding	116	116	–
Diluted earnings per share attributable to TDS shareholders	$0.59	$0.50	17%
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.

[1]	Consists of TDS corporate, intercompany eliminations and all other business operations not included in the U.S. Cellular and TDS Telecom segments.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2020	2019
(Dollars in millions)
Cash flows from operating activities
Net income	$83	$70
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	235	227
Bad debts expense	34	25
Stock-based compensation expense	11	13
Deferred income taxes, net	75	25
Equity in earnings of unconsolidated entities	(45)	(44)
Distributions from unconsolidated entities	25	19
(Gain) loss on asset disposals, net	4	(5)
(Gain) loss on sale of business and other exit costs, net	—	(2)
(Gain) loss on license sales and exchanges, net	—	(2)
Other operating activities	—	1
Changes in assets and liabilities from operations
Accounts receivable	43	28
Equipment installment plans receivable	23	(10)
Inventory	(52)	(15)
Accounts payable	87	46
Customer deposits and deferred revenues	(9)	5
Accrued taxes	(74)	9
Accrued interest	9	11
Other assets and liabilities	(82)	(74)
Net cash provided by operating activities	367	327

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(377)	(155)
Cash paid for licenses	(26)	(1)
Cash received from investments	—	2
Cash paid for investments	(1)	(1)
Cash received from divestitures and exchanges	—	31
Advance payments for license acquisitions	—	(135)
Net cash used in investing activities	(404)	(259)

Cash flows from financing activities
Issuance of long-term debt	50	—
Repayment of long-term debt	(2)	(5)
TDS Common Shares reissued for benefit plans, net of tax payments	(1)	(3)
U.S. Cellular Common Shares reissued for benefit plans, net of tax payments	—	(1)
Repurchase of TDS Common Shares	(6)	—
Repurchase of U.S. Cellular Common Shares	(21)	—
Dividends paid to TDS shareholders	(19)	(19)
Distributions to noncontrolling interests	(1)	(1)
Other financing activities	(3)	—
Net cash used in financing activities	(3)	(29)

Net increase (decrease) in cash, cash equivalents and restricted cash	(40)	39

Cash, cash equivalents and restricted cash
Beginning of period	474	927
End of period	$434	$966

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	March 31, 2020	December 31, 2019
(Dollars in millions)
Current assets
Cash and cash equivalents	$421	$465
Accounts receivable, net	1,052	1,124
Inventory, net	218	169
Prepaid expenses	115	98
Income taxes receivable	111	36
Other current assets	33	29
Total current assets	1,950	1,921

Licenses	2,511	2,480

Goodwill	547	547

Other intangible assets, net	232	239

Investments in unconsolidated entities	509	488

Property, plant and equipment, net	3,595	3,527

Operating lease right-of-use assets	975	972

Other assets and deferred charges	576	607

Total assets	$10,895	$10,781

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	March 31, 2020	December 31, 2019
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$8	$10
Accounts payable	378	374
Customer deposits and deferred revenues	181	189
Accrued interest	19	11
Accrued taxes	38	41
Accrued compensation	77	121
Short-term operating lease liabilities	121	116
Other current liabilities	78	100
Total current liabilities	900	962

Deferred liabilities and credits
Deferred income tax liability, net	750	676
Long-term operating lease liabilities	929	931
Other deferred liabilities and credits	491	481

Long-term debt, net	2,365	2,316

Noncontrolling interests with redemption features	11	11

Equity
TDS shareholders' equity
Series A Common and Common Shares, par value $.01 per share	1	1
Capital in excess of par value	2,489	2,468
Treasury shares, at cost	(480)	(479)
Accumulated other comprehensive loss	(8)	(9)
Retained earnings	2,718	2,672
Total TDS shareholders' equity	4,720	4,653

Noncontrolling interests	729	751

Total equity	5,449	5,404

Total liabilities and equity	$10,895	$10,781

Balance Sheet Highlights
(Unaudited)

	March 31, 2020
	U.S.	TDS	TDS Corporate	Intercompany	TDS
	Cellular	Telecom	& Other	Eliminations	Consolidated
(Dollars in millions)
Cash and cash equivalents	$258	$26	$137	$—	$421
Affiliated cash investments	—	488	—	(488)	—
	$258	$514	$137	$(488)	$421

Licenses, goodwill and other intangible assets	$2,502	$778	$10	$—	$3,290
Investment in unconsolidated entities	469	4	46	(10)	509
	$2,971	$782	$56	$(10)	$3,799

Property, plant and equipment, net	$2,268	$1,222	$105	$—	$3,595

Long-term debt, net:
Current portion	$6	$1	$1	$—	$8
Non-current portion	1,503	4	858	—	2,365
	$1,509	$5	$859	$—	$2,373

TDS Telecom Highlights
(Unaudited)

	Three Months Ended March 31,
	2020	2019	2020 vs. 2019
(Dollars in millions)
Wireline
Operating revenues
Residential	$84	$81	4%
Commercial	39	43	(10)%
Wholesale	46	46	–
Total service revenues	169	170	(1)%
Equipment and product sales	—	—	(43)%
	169	171	(1)%
Operating expenses
Cost of services	65	63	4%
Cost of equipment and products	—	—	(46)%
Selling, general and administrative expenses	48	47	3%
Expenses excluding depreciation, amortization and accretion	114	110	3%
Depreciation, amortization and accretion	32	34	(4)%
(Gain) loss on asset disposals, net	—	(7)	N/M
	146	136	7%
Operating income	$23	$34	(32)%

Cable
Operating revenues
Residential	$60	$49	20%
Commercial	11	10	11%
	71	60	19%
Operating expenses
Cost of services	30	26	17%
Selling, general and administrative expenses	17	14	16%
Expenses excluding depreciation, amortization and accretion	47	40	17%
Depreciation, amortization and accretion	19	17	15%
(Gain) loss on asset disposals, net	—	—	(87)%
	66	57	15%
Operating income (loss)	$5	$2	N/M

Total TDS Telecom operating income	$28	$37	(23)%
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.

Telephone and Data Systems, Inc.
Financial Measures and Reconciliations
(Unaudited)
Free Cash Flow

	Three Months Ended March 31,
	2020	2019
(Dollars in millions)
Cash flows from operating activities (GAAP)	$367	$327
Less: Cash paid for additions to property, plant and equipment	377	155
Free cash flow (Non-GAAP)[1]	$(10)	$172

[1]
Free cash flow is a non-GAAP financial measure which TDS believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment.